FIRST BUSEY CORPORATION 100 W. UNIVERSITY AVE. CHAMPAIGN, IL 61820 October 20, 2023 Mr. Robin N. Elliott Dear Robin: As discussed, your employment with First Busey Corporation (“First Busey”) and its subsidiaries (collectively with First Busey, “Employer”) will end on December 31, 2023 (the “Separation Date”). This letter is being provided to you to (i) memorialize our understanding regarding your duties during the period between the date hereof and the Separation Date (the “Transition Period”) and (ii) describe amounts and the conditions on which severance payments and benefits will be provided to you. 1. Transition Period and Separation As of October 23, 2023, you resign from (i) your role as President and Chief Executive Officer of Busey Bank, (ii) your role as Chairman and Chief Executive Officer of FirsTech, Inc., and (iii) all boards, board committees, and other administrative positions you hold at or on behalf of Employer. During the Transition Period, you will remain employed by Employer as an at-will employee at your current base salary and will be expected to assist in the transition of your job duties and perform (or refrain from performing) such other duties and responsibilities as requested by Employer. During the Transition Period, to the extent permitted by law, you will remain bound by all of your duties and obligations to Employer, including (without limitation) your duties and obligations under the employment agreement entered into with First Busey and Busey Bank effective December 5, 2019 (the “Employment Agreement”) and other agreements or arrangements you may have with Employer, as applicable, and your duties and obligations as an employee or fiduciary under law, including the common law. At the close of business on the Separation Date, your employment with Employer will end automatically without further action by you or Employer. You agree to execute any further documentation Employer reasonably may request to evidence your resignation and termination of employment. 2. Payments and Benefits on Separation; Conditions to Payments and Benefits In connection with your termination of employment and subject to the terms and conditions described herein, you will be entitled to receive the payments and benefits described in Schedule 1 attached to the Release (as defined below) (the “Separation Payment Schedule”) in full satisfaction of all of Employer’s obligations to you under Section 6(b) of the Employment Agreement and, in addition, Employer will make a cash payment in respect of the pro rata value of restricted stock units that will be forfeited upon your termination of employment (collectively,

Mr. Robin N. Elliott October 20, 2023 Page 2 the “Separation Payments”). The Separation Payment Schedule details each of the Separation Payments. Employer also will pay you the “Accrued Benefits” (as defined in the Employment Agreement) in accordance with Section 6(a) of the Employment Agreement. The Separation Payments are conditioned on and subject to your execution, after the Separation Date, and non-revocation of a general release and waiver of claims in the form set forth on Exhibit A hereto (the “Release”) and your compliance with all other terms and conditions of the Release and the Employment Agreement, including the confidentiality, non-competition and non- solicitation provisions set forth in Sections 9 and 10 of the Employment Agreement. 3. No Other Benefits You acknowledge and agree that, except as set forth in Section 2 of this letter, you are not entitled to any severance or other payments or benefits under the Employment Agreement, equity award agreements or otherwise in connection with your termination of employment with Employer. 4. Additional This letter will be governed by and construed in accordance with the laws of the State of Illinois without reference to the law regarding of conflicts of law. Except as specifically provided herein, the terms of the Employment Agreement shall continue to apply. [Remainder of Page Intentionally Left Blank]

Mr. Robin N. Elliott October 20, 2023 Page 3 If you agree that this letter correctly memorializes our understandings, please sign and return this letter, which will become a binding agreement on our receipt. FIRST BUSEY CORPORATION and BUSEY BANK By: /s/ Van A. Dukeman Van A. Dukeman Chairman, President and Chief Executive Officer of First Busey Corporation and Busey Bank /s/ Robin N. Elliott Robin N. Elliott Date: 10.23.23 Date: 10.23.23

Exhibit A AGREEMENT AND RELEASE This Agreement and Release (this “Release”), is made and entered into by Robin N. Elliott (“Employee”) in favor of First Busey Corporation (“First Busey”) and its subsidiaries (collectively with First Busey, “Employer”) and its affiliates, stockholders, beneficial owners of its stock, its current or former officers, directors, employees, members, attorneys and agents, and their predecessors, successors and assigns, individually and in their official capacities (together, the “Released Parties”). WHEREAS, Employee has been employed as President & Chief Executive Officer of Busey Bank; WHEREAS, Employee’s employment with Employer will be terminated, effective as of December 31, 2023 (the “Termination Date”); WHEREAS, Employee is seeking certain payments under Section 6(b) of the employment agreement entered into with First Busey and Busey Bank effective December 5, 2019 (the “Employment Agreement”), that are conditioned on the effectiveness of this Release; NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties agree as follows: 1. General Release. Employee knowingly and voluntarily waives, terminates, cancels, releases and discharges forever the Released Parties from any and all suits, actions, causes of action, claims, allegations, rights, obligations, liabilities, demands, entitlements or charges (collectively, “Claims”) that Employee (or Employee’s heirs, executors, administrators, successors and assigns) has or may have, whether known, unknown or unforeseen, vested or contingent, by reason of any matter, cause or thing occurring at any time before and including the date of this Release, arising under or in connection with Employee’s employment or termination of employment with Employer, including, without limitation: Claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for wrongful, abusive, constructive or unlawful discharge or dismissal, for breach of any contract, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance, including, without limitation, rights or Claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act of 1990 (“OWBPA”), violations of the Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1991, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Fair Labor Standards Act, the Worker Adjustment Retraining and Notification Act, the Family Medical Leave Act, including all amendments to any of the aforementioned acts; and violations of any other federal, state, or municipal fair employment statutes or laws, including, without limitation, violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, compensation, hours worked, or any other Claims for compensation or bonuses, whether or not paid under any compensation plan or arrangement; breach of contract; tort and other common law Claims; defamation; libel; slander; impairment of economic opportunity defamation; sexual

Exhibit A-2 harassment; retaliation; attorneys’ fees; emotional distress; intentional infliction of emotional distress; assault; battery, pain and suffering; and punitive or exemplary damages (the “Released Matters”). In addition, in consideration of the provisions of this Release, Employee further agrees to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to those Claims that are known or suspected to exist in Employee’s favor as of the Effective Date (as defined below). 2. Surviving Claims. Notwithstanding anything herein to the contrary, this Release shall not: (i) release any Claims for payment of amounts payable under the Employment Agreement (including under Section 6(b) thereof) as set forth on Schedule 1 hereto; (ii) release any Claim for employee benefits under plans covered by ERISA to the extent any such Claim may not lawfully be waived or for any payments or benefits under any Employer plans that have vested according to the terms of those plans; (iii) release any Claim that may not lawfully be waived; (iv) release any Claim for indemnification and D&O insurance in accordance with the Employment Agreement and with applicable laws and the corporate governance documents of Employer; or (v) limit Employee’s rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. In addition, it is understood that this Release shall not require Employee to notify Employer of a request for information from any governmental entity or of Employee’s decision to file a charge with or participate in an investigation conducted by any governmental entity. Notwithstanding the foregoing, Employee agrees to waive Employee’s right to recover monetary damages in connection with any charge, complaint or lawsuit filed by Employee or anyone else on Employee’s behalf (whether involving a governmental entity or not); provided that Employee is not agreeing to waive, and this Release shall not be read as requiring Employee to waive, any right Employee may have to receive an award for information provided to any governmental entity. 3. Additional Representations. Employee further represents and warrants that Employee has not filed any civil action, suit, arbitration, administrative charge, or legal proceeding against any Released Party, nor has Employee assigned, pledged, or hypothecated as of the Effective Date any Claim to any person and no other person has an interest in the Claims that he is releasing. 4. Acknowledgements by Employee. Employee acknowledges and agrees that Employee has read this Release in its entirety and that this Release is a general release of all known and unknown Claims. Employee further acknowledges and agrees that: (i) this Release does not release, waive or discharge any rights or Claims that may arise for actions or omissions after the Effective Date of this Release and Employee

Exhibit A-3 acknowledges that he is not releasing, waiving or discharging any ADEA Claims that may arise after the Effective Date of this Release; (ii) Employee is entering into this Release and releasing, waiving and discharging rights or Claims only in exchange for consideration which Employee is not already entitled to receive; (iii) Employee has been advised, and is being advised by the Release, to consult with an attorney before executing this Release; Employee acknowledges that Employee has consulted with counsel of Employee’s choice concerning the terms and conditions of this Release; (iv) Employee has been advised, and is being advised by this Release, that Employee has been given at least forty-five (45) days within which to consider the Release, but Employee can execute this Release at any time prior to the expiration of such review period; [and] (v) Because this Release includes a release of claims under ADEA, Employee is being provided with the information contained in Schedule 2 hereto in accordance with the OWBPA; and (vi) Employee is aware that this Release shall become null and void if Employee revokes Employee’s agreement to this Release within seven (7) days following the date of execution of this Release. Employee may revoke this Release at any time during such seven-day period by delivering (or causing to be delivered) to Employer written notice of Employee’s revocation of this Release no later than 5:00 p.m. Central time on the seventh (7th) full day following the date of execution of this Release (the “Effective Date”). Employee agrees and acknowledges that a letter of revocation that is not received by such date and time will be invalid and will not revoke this Release. 5. Confidentiality. Employee understands and agrees that the existence and terms of this Release may be publicly disclosed in accordance with applicable law; provided, however, that the negotiations and discussions leading up to this Release are confidential and that neither Employee, nor Employee’s attorney, nor any individual acting on Employee’s behalf shall disclose any of these matters to any person or entity, except as expressly required by law. 6. Non-Waiver. Employer’s waiver of a breach of this Release by Employee shall not be construed or operate as a waiver of any subsequent breach by Employee of the same or of any other provision of this Release. 7. Non-Disparagement. Employer shall instruct in writing each member of the Board of Directors of First Busey and each executive officer of First Busey that at all times following the Termination Date, such individual shall not engage in any vilification of the Employee, and shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning Employee, including Employee’s management style, methods of doing business, the quality of Employee’s work or Employee’s role in the community. To the fullest extent permitted by law, at all times following the Termination Date, Employee shall not

Exhibit A-4 engage in any vilification of Employer and its officers and directors, and Employee shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning Employer and its officers and directors, including management style, methods of doing business, the quality of products and services, or role in the community. Employee shall do nothing that would damage Employer’s business reputation or good will. Nothing in this section is intended to, and shall not, restrict or limit Employee from exercising his protected rights under Sections 2 or 4 hereof or restrict or limit Employee from providing truthful information in response to a subpoena, other legal process or to a governmental or regulatory body or in the event of litigation between Employee and Employer or its affiliates, or to prohibit Employee from making statements or engaging in any other activities or conduct protected by the National Labor Relations Act. 8. Restrictive Covenants. Employee shall abide by the terms set forth in Sections 9 and 10 of the Employment Agreement. 9. Governing Law and Enforcement. To the extent not subject to federal law, this Release shall be construed and the legal relations of Employee and Employer shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law. 10. Counterparts. This Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Release. 11. Construction. The provisions of Section 15(l) of the Employment Agreement shall apply to this Release, provided that the word “Release” shall take the place of the word “Agreement” in such Section 15(l), where applicable. [Remainder of Page Intentionally Left Blank]

Exhibit A-5 IN WITNESS WHEREOF, the parties have executed this Release as of dates set forth below their respective signatures below. FIRST BUSEY CORPORATION and BUSEY BANK EMPLOYEE By: Van A. Dukeman Chairman, President and Chief Executive Officer of First Busey Corporation and Busey Bank Robin N. Elliott Date: Date:

Exhibit A-6 SCHEDULE 1 Type of Payment or Benefit Amount Payment Cash severance equal to 100% of the sum of (A) annual base salary ($480,000) plus (B) the amount of the most recent performance bonus paid by Employer ($472,905). (Section 6(b)(i)) $952,905 Payable in substantially equal installments over a one (1)-year period in accordance with Employer’s regular payroll practices then in effect, commencing within 60 days following the Termination Date, subject to the effectiveness of the Release An amount equal to the annual performance bonus earned by Employee in respect of 2023 based on actual performance, prorated based upon the number of days elapsed in 2023 prior to the Termination Date. (Section 6(b)(ii)) Determined based on actual performance through December 31, 2023 Paid in a lump sum at the time such awards are paid in 2024, subject to the effectiveness of the Release Reimbursement for up to twelve (12) months for continuing coverage under Employer’s health insurance pursuant to the health care continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that Employee remains eligible for, and elects, such COBRA continuation for such period following the Termination Date. (Section 6(b)(iii)) N/A, as Employee has waived medical coverage through Employer and is not eligible to elect COBRA continuation coverage N/A Additional cash payment in respect of the pro rata value of restricted stock units that will be forfeited upon your termination of employment $1,007,526.35 Payable in substantially equal installments over a one (1)-year period in accordance with Employer’s regular payroll practices then in effect, commencing on March 1, 2024, subject to the effectiveness of the Release The provisions of Section 15(j) of the Employment Agreement, regarding Section 409A of the Internal Revenue Code of 1986, as amended (together with the applicable regulations thereunder, “Section 409A”), shall apply to this Schedule 1. Each payment made under this Schedule 1 will be treated as a separate payment for purposes of purposes of Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of payment.